UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2021

Luxfer Holdings PLC
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lumns Lane, Manchester, M27 8LN
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 414-269-2419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	LXFR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders
The Company held its 2021 Annual General Meeting of Shareholders on Wednesday, June 9, 2021. There were 28,649,665 ordinary shares issued and outstanding at the close of business on April 15, 2021, the voting record date, and were entitled to receive notice of and vote at the Annual General Meeting of Shareholders. A total of 26,091,130 ordinary shares (91.07%) were represented at the Annual General Meeting.
The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:
Proposal 1 — Re-elect Alok Maskara
To re-elect Alok Maskara as a Director of the Company for a one-year term expiring on the completion of the 2022 Annual General Meeting.
Proposal 2 — Re-elect David Landless
To re-elect David Landless as a Director of the Company for a one-year term expiring on the completion of the 2022 Annual General Meeting.
Proposal 3 — Re-elect Clive Snowdon
To re-elect Clive Snowdon as a Director of the Company for a one-year term expiring on the completion of the 2022 Annual General Meeting.
Proposal 4 — Re-elect Richard Hipple
To re-elect Richard Hipple as a Director of the Company for a one-year term expiring on the completion of the 2022 Annual General Meeting.
Proposal 5 — Re-elect Allisha Elliott
To re-elect Allisha Elliott as a Director of the Company for a one-year term expiring on the completion of the 2022 Annual General Meeting.
Proposal 6 — Re-elect Lisa Trimberger
To re-elect Lisa Trimberger as a Director of the Company for a one-year term expiring on the completion of the 2022 Annual General Meeting.
Each nominee for Director was re-elected by a vote of the shareholders as follows:

Name	Votes For	Votes Against	Abstentions	Non-Votes
Alok Maskara	24,372,923	9,434	768	1,708,005
David Landless	22,736,334	1,646,023	768	1,708,005
Clive Snowdon	24,295,697	86,660	768	1,708,005
Richard Hipple	23,641,951	739,613	1,561	1,708,005
Allisha Elliott	24,291,902	89,862	1,361	1,708,005
Lisa Trimberger	24,372,864	9,693	568	1,708,005

Proposal 7 — To approve the Directors’ Remuneration Policy.
The Directors’ Remuneration Policy was approved by binding shareholders vote as follows:

Votes For	Votes Against	Abstentions	Non-Votes
24,325,589	55,998	1,538	1,708,005

Proposal 8 — To approve, by non-binding advisory vote, the Directors' Remuneration Report, excluding the part containing the Directors’ Remuneration Policy, for the year ended December 31, 2020.
The Directors' Remuneration Report was approved by non-binding advisory vote by shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
23,581,800	797,014	4,311	1,708,005

Proposal 9 — To approve by, non-binding advisory vote on the compensation of Luxfer’s Named Executive Officers ("Named Executive Officers")
The compensation of the Company's Named Executive Officers was approved, by non-binding advisory vote, by shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
23,573,943	800,403	8,779	1,708,005

Proposal 10 — To approve by, non-binding advisory vote, on the frequency of “Say-On-Pay” votes.
To recommend, by non-binding advisory vote, the frequency of the future advisory votes on the compensation of the Company's Named Executive Officers. The frequency of future advisory votes on the compensation of the Company's Named Executive Officers was recommended by, non-binding advisory vote, by shareholders as follows:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Non-Votes
24,306,889	5,858	69,479	899	1,708,005

In light of the results of this vote and other factors, on June 9, 2021, the Board of Directors of the Company approved that it would hold an advisory vote on the compensation of its Named Executive Officers every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal 11 — To ratify the re-appointment of PricewatershouseCoopers LLP as the independent auditors of the Company until conclusion of the 2022 Annual General Meeting.
To ratify the re-appointment of PricewaterhouseCoopers LLP as independent auditors of the Company until conclusion of the 2022 Annual General Meeting. The ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company until the conclusion of the 2022 Annual General Meeting was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
26,081,177	6,247	3,706	—

Proposal 12 — To authorize the Audit Committee to set the Independent Auditors' remuneration.
To authorize the Audit Committee of the Board of Directors to set the Independent Auditors' Remuneration. The authorization of the Audit Committee to set the remuneration of PricewaterhouseCoopers LLP as Independent Auditors of the Company was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
26,080,586	9,425	1,119	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)
Date: June 10, 2021

By: /s/ Megan Glise

Megan Glise
Authorized Signatory for and on behalf of
Luxfer Holdings PLC